                                                                   EXHIBIT 10.24


            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.



                          STRATEGIC ALLIANCE AGREEMENT
                                     BETWEEN
                                 GOAMERICA INC.
                                       AND
                           RESEARCH IN MOTION LIMITED



THIS STRATEGIC ALLIANCE AGREEMENT (the "Agreement") is entered into as of the 1st day of July, 2000, by and among GOAMERICA INC. ON BEHALF OF ITSELF AND OTHER AFFILIATED CORPORATIONS (hereinafter referred to as "GoAmerica"), a corporation organized under the laws of Delaware, United States of America, with its principal office at 401 Hackensack Avenue, Hackensack, NJ 07601, and RESEARCH IN MOTION LIMITED (hereinafter referred to as "RIM"), a corporation organized under the laws of Ontario, Canada, having principal offices at 295 Phillip Street, Waterloo, Ontario, Canada, N2L 3W8; the above parties are individually and/or collectively referred to herein as the "Party" or "Parties".

WITNESSETH:

WHEREAS, the Parties have determined that they would benefit from a joint arrangement among their respective organizations to market the RIM BlackBerry Solution and certain RIM Wireless Handheld Devices for Mobitex and Datatac Networks (the "Handheld" or "Handhelds") with GoAmerica's "Go.Web" software application which allows Internet access via wireless handheld devices (the "Application") [the RIM BlackBerry Solution, Handhelds and the Application are individually and/or collectively referred to herein as the "Product" or "Products"]; and

WHEREAS, the Parties desire to enter into this Agreement in order to define a business relationship to support and accomplish the above business objective through coordinated marketing arrangements; and

WHEREAS, the Parties have entered into a Preliminary Marketing Agreement (the "PMA") dated May 3, 2000 wherein the Parties agreed to enter into a Strategic Alliance Agreement;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                       1
                                                    RIM ______ GoAmerica _______

1        SCOPE

1.1 During the Term of this Agreement as hereinafter defined, the Parties will work together to offer and market the BlackBerry Solution with the Application to end-user customers buying directly from RIM.

2        TERM

2.1 The term of this Agreement ("Term") shall be for a period of one (1) year from July 31, 2000 (the "Effective Date"). This Agreement shall be automatically renewed for additional one-year periods unless terminated by either Party with thirty (30) days written notice to the other Party prior to the end of the Term or any renewal Term.

3        REPRESENTATIONS AND WARRANTIES

3.1 GoAmerica represents and warrants that it either owns or is authorized to sublicense a software application, "Go.Web" (the "Application"), described in Schedule A attached hereto, which allows Internet access via wireless handheld devices. GoAmerica hereby grants RIM the right to use the Application in conjunction with the Handhelds and the RIM BlackBerry Solution.

3.2 GoAmerica warrants to RIM that the Application hereunder will be free from significant programming errors, will be delivered on media that are free from defects in workmanship and materials, will operate in conformity with the performance capabilities, specifications and functions of such Application, and will conform to the standards generally observed in the industry for similar software applications. GoAmerica shall be solely responsible for providing any and all End-User Warranties relating to the Application. Except as expressly provided in this Agreement, no other warranties, express or implied, are made by GoAmerica.

3.3 GoAmerica warrants that none of: (a) the Application, (b) any upgrades, enhancements or other modifications to the Application developed by or on behalf of GoAmerica and incorporated into the Application or otherwise provided to RIM, or (c) any documentation provided by GoAmerica to RIM along with the Application will infringe or violate, as the case may be, any patents or trademarks registered or enforceable in the United States or Canada, trade names, and copyrights, trade secrets or other intellectual property or proprietary rights.

3.4 GoAmerica warrants that to the best of its knowledge the Application, when integrated with the Handhelds and/or the BlackBerry Solution, will not infringe or violate, as the case may be, any patents or trademarks registered or enforceable in the United States or Canada, trade names, and copyrights, trade secrets or other intellectual property or proprietary rights.


                                        2
                                                    RIM ______ GoAmerica _______

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.

3.5 GoAmerica warrants that it has included sufficient procedures and check-points in designing and providing software for the Application to RIM to provide against viruses, Trojan horses or other code that manifest contaminating or destructive properties (collectively called the "viruses").

4        ALLIANCE ACTIVITIES

4.1 During the Term of this Agreement, GoAmerica shall grant to RIM a royalty free, non-exclusive right and license in the Territory to:

         a) use, execute, copy, distribute by way of sublicense, and maintain the Application in object code form (including, without limitation, all revised or upgraded versions of the Application, if any) for the purpose of including the Application on Handhelds in conjunction with the BlackBerry Wireless Email Solution pursuant to marketing GoAmerica's wireless portal service; and

         b) make, have made, sell, offer for sale, export from the United States and Canada and import into the United States and Canada (the "Territory") products containing the Application in object code form.

4.2 Without limiting the foregoing, GoAmerica shall grant a, perpetual, royalty free, non-exclusive right and license to the end-users of RIM's Handhelds to use the Application in conjunction with the Handhelds.

4.3      [Note to draft:  this issue is dealt with in 4.6 below.]

4.4 GoAmerica shall provide the Application to RIM in a complete and functioning form, acceptable to RIM and on a media acceptable to both Parties. GoAmerica shall also deliver to RIM such documentation as may accompany and/or is related to the Application. In addition, GoAmerica shall provide to RIM, at GoAmerica's expense, all applicable documentation, and all future upgrades, new releases, improvements and enhancements within [**] of such documentation, upgrades, new releases and improvements becoming generally commercially available. GoAmerica agrees to give RIM reasonable notice prior to upgrading the Application, and such notice shall be given no later than notice is given to any other third party. GoAmerica acknowledges that RIM's timely inclusion of upgrades, new releases, improvements and enhancements pertaining to the Application on or with RIM Handhelds is dependent upon GoAmerica's timely provision of such upgrades, new releases, improvements and enhancements to RIM.

                                       3
                                                    RIM ______ GoAmerica _______

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.


4.5 GoAmerica agrees to test the Application (as reasonably required by RIM) to ensure quality and show proof of such testing to RIM prior to the inclusion of the Application on or with RIM Handhelds. GoAmerica also agrees to maintain support and operations of the Application during the term of this Agreement in a commercially reasonable manner, and shall provide such support and operations in accordance with any maintenance and support agreements or guidelines in effect between the Parties at the time of this Agreement and as may be mutually modified in writing by the Parties from time to time.

4.6 RIM agrees to include the Application and such of the documentation as RIM determines, in its reasonable discretion, is appropriate on or with any Handheld sold by RIM to end-users or distributed by RIM through any of RIM's distribution channels in the Territory for resale in the Territory, for a period of [**] from the Effective Date. At RIM's sole discretion, inclusion of the Application with the Handheld may consist of, but is not limited to, the following: the [**] with the Handheld; the [**] of [**] Handhelds; and [**] through [**] web sites. RIM shall have the right to [**] the Application [**], if such [**] through any of [**] in the [**] in the [**]. Notwithstanding the above, [**] the Application [**] shall be subject to engineering and manufacturing validation of feasibility, and further RIM shall [**] include the Application [**] if (i) [**] device memory availability or other relevant technical considerations, (ii) [**] by any other agreements with [**] customers, including, without limitation, [**] of RIM's offer to include the [**] to be used with the [**], or (iii) a [**] in writing that [**] that will be shipped to such party.

4.7 GoAmerica shall assist RIM with the inclusion of the Application and any upgrades, new releases, improvements and enhancements on RIM Handhelds, including without limitation, training of RIM personnel on the use and maintenance of the Application, in order to successfully complete the integration of the Application with the Handhelds. Training shall take place at RIM's headquarters in Waterloo, Ontario, Canada and shall be without compensation unless the Parties agree otherwise in writing.

4.8 The Application will require RIM's end-users to separately activate the Go.Web Service ("Service") by contacting GoAmerica directly. GoAmerica shall pay to RIM a one-time fee of $[**] US per RIM end-user, for each RIM end-user that uses the Service for a minimum period of [**].

4.9 GoAmerica shall be responsible for contracting with wireless carriers for airtime and shall compensate the applicable wireless carrier directly for airtime and applicable interconnect charges. RIM shall have no obligation relating to airtime or interconnect charges, and shall not be liable for any damages of any kind arising out of issues relating to airtime, interconnect charges or GoAmerica's relationship with any wireless carriers. Furthermore, GoAmerica agrees to indemnify and hold RIM harmless against any third party claims related to airtime availability provided by GoAmerica or its suppliers.


                                        4
                                                    RIM ______ GoAmerica _______

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.


4.10 During the Support Term (as hereinafter defined) RIM will provide Level 1 Support for the Application ("Application Level 1 Support"). Application Level 1 Support shall mean direct technical support of the Application, consisting of: (a) a direct response to End-User inquiries concerning the performance of the Application, functionality or operation of the Application; (b) a direct response to reported problems or performance deficiencies with the Application; (c) a diagnosis of problems or performance deficiencies with the Application; and (d) the use of commercially reasonable efforts to resolve problems or performance deficiencies in the Application, to the extent that such resolution is possible over the telephone. Application Level I Support shall be made available by telephone (with call logging and validation) so that End-Users may contact RIM's help desk regarding technical and support questions and other problems regarding use of the Application. RIM shall inform End-Users that if, after using its reasonable commercial efforts, RIM is unable to answer a support question or to correct a reported problem in the Application, the End-User may contact GoAmerica's help desk for second level support. Such arrangement for Application Level 1 Support may be altered by the mutual agreement of the Parties in writing.

         Application Level 1 Support shall be available during the period of thirty (30) days from September 18, 2000, or such other period of time as mutually agreed upon (the "Support Term"), and during such Support Term, RIM shall provide Application Level 1 Support on a 7 days per week, 24 hours per day basis at the following prices:

              a) $[**] as a flat fee during each month of the Support Term; and
              b) $[**] for each call for Application Level I Support.

4.11 GoAmerica agrees that RIM has no responsibility or liability for the billing, invoicing, collection or sales of the Application and related services.

4.12     In consideration of the obligations assumed by RIM, GoAmerica shall:

         a) have paid to RIM [**] Dollars ($[**]) as of the Effective Date, such sum representing a nonrecurring implementation expense to defray RIM's engineering and marketing costs associated with fulfilling its obligations under the PMA and this SAA, in particular, without limitation, those obligations whereby RIM will be facilitating access to the Go.Web service by its customers in conjunction with RIM's BlackBerry Solution;

         b) pay RIM the sum of [**] Dollars ($[**]), representing a product placement fee ("PPF") in recognition of the improved positioning of the Go.Web Service in the market place as a result of RIM's undertakings in accordance with this SAA; and

                                        5
                                                    RIM ______ GoAmerica _______

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.


         c) enter into a warrant agreement to be effective at the same time as this SAA whereby RIM shall be granted a warrant to acquire Three Hundred Thirty-Three Thousand shares of the common stock of GoAmerica at a strike price of $16.00 US per share in further consideration of RIM's undertakings pursuant to this SAA.

         The PPF shall be paid in two equal installments of [**] Dollars ($[**]) the first installment being payable upon the first anniversary of the effective date of the PMA and the second installment being payable upon the second anniversary of the effective date of the PMA. The obligation to make the first and second installment payments shall survive termination or expiration of this SAA.

5        CONFIDENTIALITY AND CONFIDENTIAL INFORMATION

5.1 "Confidential Information" means information belonging to or in the possession or control of a Party which is of a confidential, proprietary or trade secret nature that is finished or disclosed to the other Party under this Agreement: (i) in tangible form and marked or designated in writing in a manner to indicate its confidential, proprietary or trade secret nature, or (ii) in intangible form and concurrently identified as confidential, proprietary or trade secret. Each Party's business plans, strategy, and prospect and/or customer information are hereby designated by each Party as Confidential Information of that Party.

5.2 Confidential, Information shall be deemed to exclude any particular information that (i) is already known to the receiving Party without restrictions at the time of its disclosure by the disclosing Party, as evidenced by the written records of the receiving Party; (ii) after its disclosure by the disclosing Party, is made known to the receiving Party without restrictions by a third Party having the right to do so;
         (iii) is or becomes publicly known without violation of this Agreement; or (iv) is independently developed by the receiving Party without reference to the disclosing Party's Confidential Information, as evidenced by the written records of the receiving Party.

5.3 Confidential Information will remain the property of the disclosing Party, and the receiving Party will not be deemed by virtue of this Agreement or any access to the disclosing Party's Confidential Information to have acquired any right or interest in or to any such Confidential Information. The receiving Party agrees: (i) to hold the disclosing Party's Confidential Information in strict confidence; (ii) to limit disclosure of the disclosing Party's Confidential Information to personnel having a need to know the information for the purposes of this Agreement; (iii) not to disclose any such Confidential Information to any third party; (iv) to use the disclosing Party's Confidential Information solely and exclusively in accordance with the terms of this Agreement in order to carry out its obligations and exercise its rights under this Agreement; (v) to afford the disclosing Party's Confidential Information at least the same level of protection against unauthorized disclosure or use as the receiving Party normally uses to protect its own information of a similar character, but in no event less than reasonable care; and (vi) to

                                       6
                                                    RIM ______ GoAmerica _______
         notify the disclosing Party promptly of any unauthorized use or disclosure of the disclosing Party's Confidential Information. Neither this Agreement nor the exchange of Confidential Information hereunder shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by any Party.

5.4 If the receiving Party receives a subpoena or other validly issued administrative or judicial notice requesting the disclosure of the disclosing Party's Confidential Information, or if the receiving Party is otherwise obliged by law to disclose the disclosing Party's Confidential Information, the receiving Party will promptly notify the disclosing Party and, if so requested, will provide reasonable cooperation to the disclosing Party in resisting the disclosure. Subject to its obligations stated in the preceding sentence, the receiving Party will be entitled to comply with any binding subpoena or other process to the extent required by law, but will in doing so make every effort to secure confidential treatment of any materials it is compelled to disclose.

5.5 Within 14 days after the written request of the disclosing Party, the receiving Party, at the disclosing Party's option, will return or destroy, and give written confirmation thereof, all Confidential Information of the disclosing Party that the receiving Party does not possess under a valid license.

5.6 Each Party agrees that if a court of competent jurisdiction determines that the receiving Party has breached, or attempted or threatened to breach, any of its confidentiality obligations to the disclosing Party or the disclosing Party's proprietary rights, the disclosing Party will be entitled to obtain appropriate injunctive relief and other measures restraining further, attempted or threatened breaches of such obligations.

5.7 Except as otherwise explicitly provided herein, nothing herein shall require a Party to disclose any information whatsoever to the other Party, and each Party, in its sole and absolute discretion, may deem any information confidential and decide not to disclose such information to the other Party.

5.8 Notwithstanding any other provision to the contrary herein, either Party may disclose Confidential Information of the other as required by the listing rules of any stock exchange where either parties stocks are listed or quoted.

6        RELATIONSHIP AND CONDUCT OF THE PARTIES

6.1 This Agreement shall not constitute, create, give effect to or otherwise recognize a joint venture, partnership or formal business organization of any kind, and the rights and obligations of the Parties shall be only those expressly set forth herein. No Party shall have authority to bind the other Party except to the extent as expressed herein. The Parties shall be independent entities with each other for all purposes at all times; no Party shall act as agent for or representative of the other Party, and the employees of one Party shall not be deemed to be employees of the other Party. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of

                                       7
                                                    RIM ______ GoAmerica _______
         any Party, except as such profit or loss sharing may mutually be agreed upon in writing by the Parties.

6.2 In all of its activities under this Agreement, each Party shall act consistently with its status as an independent contractor. When any Party's employees are on the premises of the other Party, the visiting employees shall obey all rules and regulations established by the owner of the premises regarding employee conduct of which the visiting Party is made aware.

6.3 No Party shall, in its performance hereunder, take any action that would be illegal under any applicable rules, regulations and laws.

6.4 Each Party shall furnish to the other Party such cooperation and assistance as may be reasonably required hereunder,

6.5 Each Party represents and warrants that, to the best of its knowledge, it has the legal right to perform all of its obligations under this Agreement.

6.6 In pursuing the joint activities under this Agreement, the Parties agree, as far as practicable, to make a clear distinction between each Party's products in order to avoid any confusion of third parties as to the ownership of, and rights to, the Products.

7        INTELLECTUAL PROPERTY RIGHTS

7.1 RIM grants to GoAmerica a non-exclusive license to use trademarks associated with the RIM BlackBerry Solution and the Handhelds pursuant to this Agreement in a commercially reasonable manner in its marketing efforts related hereto, while adhering to a high standard of excellence in all related packaging, advertising and marketing efforts. GoAmerica will supply RIM with specimens of its use of such trademarks upon request, The use of any trademark in connection herewith creates no further right, title, or interest in or to the trademark and all such use and associated goodwill inure to the benefit of RIM. To the extent deemed otherwise, GoAmerica hereby assigns the same to RIM, when and as they shall arise, for the full term of protection available therefore worldwide. GoAmerica shall not register or attempt to register any trademarks of RIM or its suppliers. GoAmerica shall not remove, alter, deface, or otherwise impair the recognition of any trademark of RIM or RIM's suppliers, including, but not limited to, any marks or brands on any product, software, label, documentation or packaging, or in marketing materials. GoAmerica's only rights with respect to any RIM Software included with the products shall be as provided under the terms of RIM's Software License Agreement. GoAmerica agrees that RIM retains ownership of all right, title and interest in all intellectual property, works of authorship, trade secrets and the like in all aspects of the RIM BlackBerry Solution and the Handhelds as well as in all Products and Software supplied by RIM. GoAmerica and its affiliates and sub-contractors agree not to reverse engineer any aspect of the RIM Software and/or Products supplied under this Agreement and further agree to pay assessed damages should such action take place.

7.2 GoAmerica grants to RIM a non-exclusive license to use trademarks associated with the Application pursuant to this Agreement in a commercially reasonable manner in its

                                       8
                                                    RIM ______ GoAmerica _______
         marketing efforts related hereto, while adhering to a high standard of excellence in all related packaging, advertising and marketing efforts. RIM will supply GoAmerica with specimens of its use of such trademarks upon request. The use of any trademark in connection herewith creates no further right, title, or interest in or to the trademark and all such use and associated goodwill inure to the benefit of GoAmerica. To the extent deemed otherwise, RIM hereby assigns the same to GoAmerica, when and as they shall arise, for the full term of protection available therefore worldwide. RIM shall not register or attempt to register any trademarks of GoAmerica or its suppliers. RIM shall not remove, alter, deface, or otherwise impair the recognition of any trademark of GoAmerica or GoAmerica's suppliers, including, but not limited to, any marks or brands on any Product, Software, label, documentation or packaging, or in marketing materials. RIM agrees that GoAmerica retains ownership of all right, title and interest in all intellectual property, works of authorship, trade secrets and the like in all aspects of the Application. RIM and its affiliates and sub-contractors agree not to reverse engineer any aspect of the Application supplied under this Agreement and further agree to pay assessed damages should such action take place. Notwithstanding the above, nothing in this Agreement shall prevent RIM from developing technology that would enable RIM's end-users to access the Internet using RIM's, or any other third party's, products, including without limitation, RIM's Handhelds.

7.3 Without limiting the foregoing, GoAmerica agrees that where GoAmerica uses the RIM brand or trademarks to follow the then applicable RIM branding and logo usage guidelines as may be provided by RIM from time to time. RIM agrees that where RIM, uses the GoAmerica brand or trademarks to follow the then applicable GoAmerica branding and logo usage guidelines as may be provided by GoAmerica from time to time.

7.4 Except as set forth in Articles 4.1 and 4.2 and this Article 7, this Agreement does not grant to any Party any rights in, or license to, any present or future Intellectual Property Rights.

8        TERMINATION

8.1 Except for the rights and obligations of the Parties set forth in Articles 3, 4, 5, 7, 10, 11, 16, 17, 23, 24 and 25, and in this Article
         8, which shall continue in full force and effect until they have been completely exercised or fulfilled as the case may be, this Agreement shall terminate pursuant to any one of the following events:

         a) Upon default by a Party which continues unremedied for a period of thirty (30) days after written notice from the aggrieved Party specifying the nature of such breach;

         b) Upon acquisition of a Party by a competitor (determination of whether or not the acquiring party is a competitor shall be based on reasonable and objective criteria) of the non-acquired Party;

         c) Upon expiration of the Term of this Agreement where such Term is not renewed;

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                                                    RIM ______ GoAmerica _______

         d) Upon a Party's insolvency or initiation of bankruptcy or receivership proceedings by or against a Party or the execution of an assignment for the benefit of creditors; or

         e) Upon mutual written consent of the Parties; whichever shall first occur.

8.2 Termination of this Agreement shall have the effect of terminating the Parties' obligations to continue any joint marketing or sales activities hereunder, but shall not serve to terminate existing contracts the Parties have entered into pursuant to the terms of this Agreement. Prior to the effective date of termination, the Parties will attempt to negotiate in good faith an orderly transition for any joint marketing or sales activities in progress. Without limiting the foregoing, each Party shall have the right to sell any Handhelds integrated with the Application (the "Integrated Product") after the expiration or termination of this Agreement where such Integrated Products were manufactured prior to such expiration or termination date and in such Party's inventory.

8.3      Upon termination of this Agreement:

         a) No Party will be liable to the other Party for damages, expenditures, or loss of profits or prospective profits of any kind or nature sustained by, arising out of, or alleged to have arisen out of such termination;

         b) Each Party shall comply with the provisions of Section 5.5 herein regarding the destruction of and/or return to the other Party of any and all Confidential Information and other items furnished to it by the other Party.

8.4 Any termination of this Agreement for cause shall not affect any right or obligation of a Party which arose prior to such termination.

9        COSTS AND EXPENSES

9.1 Any and all costs and expenses incurred by a Party and arising out of its obligations and efforts under this Agreement shall be borne by that Party. No Party shall charge the other Party for any services provided to the other Party unless specifically agreed to in writing by the Parties.

10       INDEMNIFICATION

10.1 Each Party ("Indemnifying Party") shall indemnify and hold harmless the other Party ("Indemnified Party") from and against any loss, cost, claim, liability, damage and expense (including reasonable attorney's fees) to third parties relating to or arising out of the Indemnifying Party's performance of its obligations in this Agreement, insofar as such claims stem from the Indemnifying Party's gross negligence or willful misconduct which results in death or bodily injury to any person or damage to any real or tangible personal Property.

10.2 The Indemnified Party will notify the Indemnifying Party promptly in writing of any written claims, lawsuits or demands by third parties for which one or more of the

                                       10
                                                    RIM ______ GoAmerica _______

         Indemnified Party allege that the Indemnifying Party is responsible under this Article 10, and if requested by the Indemnifying Party, will tender the settlement or defense of such claim, lawsuit or demand. The Parties will cooperate in every reasonable manner with the defense or settlement of such claim, lawsuit or demand. The Indemnifying Party will not be liable under this Article 10 for settlements by the Indemnified Party of any claim, lawsuit or demand, unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, lawsuit or demand has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the settlement or defense.

10.3 GoAmerica shall defend, indemnify, and hold harmless RIM, RIM's suppliers, successors, affiliates, agents and assigns from any claims, damages, losses, or expenses (including, without limitation, attorney fees and costs) incurred by RIM, RIM's suppliers, successors, affiliates, agents and assigns in connection with all claims, suits, judgments and causes of action for libel, slander, defamation or infringement of copyright or other proprietary right with respect to material transmitted by GoAmerica or GoAmerica's End-User using the Handheld or the Application. No remedy herein conferred upon RIM is intended to be, nor shall it be construed to be, exclusive of any other remedy provided herein or as allowed by law or in equity, but all such remedies shall be cumulative.

10.4 RIM and GoAmerica shall each, as applicable and to the fullest extent permitted by law, indemnify, defend and hold the other harmless, its affiliates, officers, agents and employees from all third party claims, suits or proceedings of any kind for all damages, costs, penalties, fees or expenses (including attorneys' fees) arising out of or related to the following:

         a) Subject to the limitation of liability set forth in Article 11, RIM will indemnify GoAmerica for any third party claims brought against GoAmerica for infringement of any trademark or patent enforceable in Canada or the United States, copyright or other proprietary right arising out of the Handheld or the Services provided by RIM, where the Handheld has been used in accordance with this Agreement by GoAmerica provided, however, that RIM shall have no indemnification obligation if (i) the Handheld and/or Services are used in combination with any hardware and/or software and/or services not supplied or recommended by RIM or (ii) the Handheld and/or Services are modified without RIM's written consent and the infringement or violation of such proprietary right would not have occurred but for such combination or modification; and further provided that (a) GoAmerica notifies RIM in writing within seven (7) days of the claim; (b) RIM has sole control of the defense and all related settlement negotiations and RIM has, without limitation, the sole, unfettered discretion to compromise and settle such claim; and (c) GoAmerica provides RIM with the assistance, information and authority necessary to perform RIM's obligations under this paragraph. Reasonable out-of-pocket expenses incurred by GoAmerica in providing such assistance will be reimbursed by RIM.


                                       11
                                                    RIM ______ GoAmerica _______

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                          Asterisks denote omissions.


         b) Subject to the limitation of liability set forth in Article 11, GoAmerica will indemnify RIM for claim brought against RIM for infringement of any trademark or patent enforceable in Canada or the United States, copyright or other proprietary right arising out of the Application, where the Application has been used in accordance with this Agreement by RIM provided, however, that GoAmerica shall have no indemnification obligation if (i) the Application is used in combination with any hardware and/or software and/or services not contemplated under this Agreement or (ii) the Application is modified without GoAmerica's written consent and the infringement or violation of such proprietary right would not have occurred but for such combination or modification; and further provided that (a) RIM notifies GoAmerica in writing within seven (7) days of the claim; (b) GoAmerica has sole control of the defense and all related settlement negotiations and GoAmerica has, without limitation, the sole, unfettered discretion to compromise and settle such claim; and (c) RIM provides GoAmerica with the assistance, information and authority necessary to perform GoAmerica's obligations under this paragraph. Reasonable out-of-pocket expenses incurred by RIM in providing such assistance will be reimbursed by GoAmerica.

         These indemnity obligations will survive the termination of this Agreement. This indemnity will apply even if liability for which the indemnified party is entitled is the result of joint negligence, joint misconduct or joint fault of RIM and GoAmerica, but in such case, liability will be apportioned by the percentage of liability attributable to the negligence, misconduct or fault of the Parties.

11       LIMITATION OF LIABILITY

11.1 Except as set forth in Article 10 herein, or a breach of Article 5 herein, neither Party shall be liable to any other Party for loss, cost claim, injury, liability or expense, including reasonable attorney's fees, relating to or arising out of any ordinary negligent act or omission by a Party. If either Parry should become entitled to claim damages from the other Party (including without limitation, for breach of contract, breach of warranty, gross negligence or other tort claim), the Party against whom damages are sought will be liable only for the amount of the other Party's actual direct damages up to the amount of [**] dollars US ($[**]). NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST REVENUES, LOST PROFITS, OR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT A PARTY HAS BEEN ADVISED BY THE OTHER PARTY OF THE PROBABILITY OF SUCH DAMAGE OR LOSS, WHETHER SUCH DAMAGE OR LOSS ARISES IN CONTRACT, TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. THE FOREGOING LIMITATION ON RECOVERY SHALL NOT BE CONSTRUED AS PRECLUDING RIM FROM RECOVERING ITS PROFIT IN ANY ACTION FOR PAYMENT UNDER THIS AGREEMENT.

                                       12
                                                    RIM ______ GoAmerica _______

11.2 Each Party shall mitigate its damages in a commercially reasonable fashion in the event of the other Party's default under this Agreement. The Parties shall exercise reasonable efforts to cooperate with each other so as to avoid having any internal dispute between or among them affect the Service Provider or disrupt service to the Service Provider.

12       FORCE MAJEURE

12.1 Neither Party shall be liable to the other for any delay or failure to perform, which is due to causes beyond the control of said Party, including but not limited to, force majeure, acts of the public enemy, acts of any governmental authority in its sovereign capacity, fires, floods, hurricanes, earthquakes, epidemics, quarantine restrictions, strikes or other labor disputes and freight embargoes; provided however, that failure to make any payment provided for herein, shall not be excused for any of the foregoing reasons.

13       ASSIGNMENT

13.1 Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned delegated, sublicensed or otherwise transferred by any Party in whole or in part without the prior written consent of the other Party.

14       SUBCONTRACTING

14.1 Upon prior written notice to, and the consent (not to be unreasonably withheld) of, the other Party, either Party may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve the subcontracting Party of primary responsibility for performance of its obligations.

15       NON-EXCLUSIVITY

15.1 Except as otherwise provided herein, this Agreement is non-exclusive. Any Party may enter into similar agreements with third parties; provided, however, that consistent with observing the requirements of
         Article 5 herein, neither Party shall disclose the terms of any agreement concerning the subject matter of this Agreement to any third party without the prior written consent of the other Parties.

16       AUDIT

16.1 To permit RIM to confirm GoAmerica's compliance with this Agreement and applicable intellectual property laws, GoAmerica shall keep detailed records and provide monthly summary reports to RIM of the numbers of RIM end users activating the Service, such reports to be provided within 15 business days after each month end. To assure such compliance, auditors reasonably acceptable to GoAmerica may inspect such records of GoAmerica from time to time on behalf of RIM, but no more frequently than once per year. Any such audits shall be conducted during regular business hours at the GoAmerica's offices and shall not interfere unreasonably with the GoAmerica's business activities. If an audit reveals that GoAmerica has underpaid fees to RIM, GoAmerica shall be invoiced for such underpaid fees based on the price list in effect at the time the underpaid fees were originally due, plus interest on such underpaid fees at the lesser of

                                       13
                                                    RIM ______ GoAmerica _______
         eighteen (18%) percent per annum, or the maximum rate allowed under applicable law, calculated from the time the underpaid fees were originally due until the time they are paid, with such payment due immediately upon receipt of invoice. If an audit reveals a 5% or greater non-compliance for any particular quarter by GoAmerica, then GoAmerica shall pay RIM's reasonable costs of conducting the audit.

17       PUBLICITY

17.1 The Parties shall cooperate in jointly drafting and approving press releases announcing their marketing alliance.

17.2 No Party shall use the name of the Other Party in any news release, public announcement, advertisement, sales promotion material or other form of publicity without the prior written consent of the other Party, except that the Parties may mutually agree upon the form of standard press releases or other documentation that each Party will be permitted to use on an ongoing basis without seeking permission from the other Party. No Party shall disclose the existence or the contents of any of the terms and conditions of this Agreement without prior written consent of the other Party.

18       NOTICES

18.1 All notices, including notices of address change, required to be sent hereunder shall be in writing and when sent in writing shall be deemed to have been given when delivered by courier service or mailed by first class mail to the applicable address listed at the beginning of this Agreement. To expedite order processing, either Party may treat documents faxed by the other Party as original documents; nevertheless, either Party may require the other to exchange original signed documents.

18.2     Any notice given pursuant to this Article 18 shall be effective five
         (5) days after the day it is mailed or upon receipt whichever is earlier.

19       AMENDMENTS AND WAIVERS

19.1 This Agreement may be amended only by written agreement of the Parties. No amendment or waiver of any provisions of this Agreement, and of consent to any default under this Agreement, shall be effective unless the same shall be in writing and signed by a duly authorized representative on behalf of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any Party to enforce strictly any term, right, or condition of this Agreement shall be construed as a waiver of such term, right or condition.

20       ORIGINALS

20.1 This Agreement may be executed in multiple counterparts, in which case each such counterpart shall be an original and together each shall constitute one and the same document.

21       SECTION HEADINGS

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                                                    RIM ______ GoAmerica _______

21.1 Section headings are inserted for convenience only and shall not be used in any way to construe the terms of this Agreement.

22       SEVERABILITY

22.1 If any provision hereof is declared or determined to be invalid or unenforceable under applicable law, the remaining provisions hereof shall continue in full force and effect and the Parties shall substitute for the invalid provision a valid provision which most closely approximates the economic effect and intent of the invalid provision.

22.2 The invalidity, in whole or in part, of any section or paragraph of this Agreement shall not affect the validity of the remainder of this Agreement.

23       EXPORT CONTROL

23.1 Both RIM and GoAmerica agree to comply fully with all relevant export laws and regulations of the United States and Canada to assure that neither the Products, nor any direct Product thereof, nor information or technical data provided pursuant to this Agreement, are exported, directly or indirectly, in violation of United States and/or Canadian law. The Parties acknowledge that the Application and certain versions of the BlackBerry Software may operate with a level of data encryption that, as of the Effective Date, may not be exported outside of the United States and Canada without obtaining applicable permits, if at all. Accordingly, without limiting the generality of this Article, the Parties agree that it shall not export, nor encourage or induce any party, customer or potential customer, to export such Products from the Territory. Each Party agrees, at its own expense, to comply with all foreign exchange and other laws and regulations applicable to such Party, and each Party agrees to obtain any licenses or approvals necessary for such Party to perform this Agreement.

24       INFORMAL DISPUTE RESOLUTION

24.1 At the written request of either Party, the Parties will attempt to resolve any dispute arising under or relating to this Agreement through the informal means described in this Article. Each Party will appoint a senior management representative who does not devote substantially all of his or her time to performance under this Agreement (the "Arbitration Representative"). Each Arbitration Representative will furnish to the other all non-privileged information with respect to the dispute that the Parties believe to be appropriate and germane. The Arbitration Representatives will negotiate in an effort to resolve the dispute without the necessity of any formal proceeding. Formal proceedings for the resolution of the dispute may not be commenced until: (i) the designated representatives conclude that resolution through continued negotiation does not appear likely; or (ii) thirty
         (30) calendar days have passed since the initial request to negotiate the dispute was made; provided, however, that a Party may file earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors, or to apply for interim or equitable relief.

24.2 Any question or dispute arising out of or relating to this Agreement not resolved pursuant to Article 24.1 will be settled by arbitration administered by the American Arbitration

                                       15
                                                    RIM ______ GoAmerica _______

         Association ("AAA") in accordance with its Commercial Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes, and judgment on the award may be entered in any court having jurisdiction thereof or over the applicable Party or its assets. There will be three
         (3) arbitrators; one (1) selected by each Party from a list of qualified arbitrators provided by the AAA and the two so selected will select a third arbitrator. The third arbitrator will meet the qualification criteria to serve as an arbitrator in the Large, Complex Case Dispute Resolution Program and will serve as chairman of the arbitration. The Expedited Procedures will apply. The arbitrators will have no authority to award any damages that are excluded by the terms and conditions of this Agreement. The arbitrators shall issue an opinion in writing setting out the panel's findings of fact and conclusions of law in support of any award, unless the Parties agree otherwise. Either Party will have the right to apply at any time to a judicial authority for appropriate injunctive or other interim or provisional relief, and will not by doing so be deemed to have breached its agreement to arbitrate or to have affected the powers reserved to the arbitrators.

25       LIMITATION OF ACTIONS

25.1 No proceeding, regardless of form, arising out of or related to this Agreement may be brought by either Party more than two (2) years after the accrual of the cause of action, except that (i) proceedings for indemnification or related to violation of a Party's proprietary rights or any duty to protect Confidential Information may be brought at any time within the applicable statute of limitations, and (ii) proceedings for non-payment may be brought up to two (2) years after the date the last payment was due.

26       ENTIRE AGREEMENT; GOVERNING LAW

26.1 This Agreement constitutes the entire understanding and agreement of and among the Parties with respect to the subject matter hereof, and supersedes and merges any prior or contemporaneous representations and agreements, verbal or written. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., except with respect to its conflict of laws rules.

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below.

RESEARCH IN MOTION LIMITED                                   GOAMERICA INC.

By: /s/ Jim Balsillie                                        By: /s/ Joe Korb

Name:    Jim Balsillie                                       Name:    Joe Korb

Title:   Chairman and Co-CEO                                 Title:   President

                                       16
                                                    RIM ______ GoAmerica _______

                                                RIM_________ GoAmerica__________